Exhibit 99.1

IDT Reports Fiscal First Quarter 2009 Results

Six Percent Sequential Increase in Revenue Driven by Improving Trends in Computing, Communications and Consumer End Markets

SAN JOSE, Calif.--(BUSINESS WIRE)--IDT® (Integrated Device Technology, Inc.) (NASDAQ:IDTI), a leading provider of essential mixed signal semiconductor solutions that enrich the digital media experience, today announced results for the fiscal first quarter of 2009 ended June 29, 2008.

“Sales into each of our end markets increased sequentially, allowing us to deliver strong results for the first fiscal quarter of 2009,” said Ted Tewksbury, president and CEO of IDT. “Solid growth in our computing end market was highlighted by increased sales of low power advanced memory buffer (AMB) devices and PCI Express®-based switches, while significant increases in search accelerator sales and continued strength in communications clocks contributed to growth in the communications end market. In addition, the consumer end market grew sequentially driven by healthy demand in our gaming sub-segment. We’ve started this fiscal year firing on all cylinders and anticipate that momentum in our core businesses, in addition to new product ramps, will fuel continued growth.”

The following highlights the Company’s financial performance on both a GAAP and non-GAAP basis. The GAAP results include certain costs, charges, gains and losses in accordance with GAAP which are excluded from non-GAAP results based on management’s determination that they are not directly reflective of on-going operations. Non-GAAP results are not in accordance with GAAP and may not be comparable to non-GAAP information provided by other companies. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. A complete reconciliation of GAAP to non-GAAP results is attached to this press release.

  Revenue for the fiscal first quarter of 2009 was $188.2 million, compared to $199.0 million reported in the same period one year ago.

  GAAP net income for the fiscal first quarter of 2009 was $9.2 million or $0.05 per diluted share, compared to a GAAP net loss of $1.1 million or approximately $0.01 per diluted share in same period one year ago. Fiscal first quarter 2009 GAAP results include $20.9 million in amortization of intangibles, $8.1 million of stock-based compensation and $0.9 million in restructuring related costs.
  Non-GAAP net income for the fiscal first quarter of 2009 was $39.2 million or $0.23 per diluted share, compared to non-GAAP net income of $44.1 million or $0.22 per diluted share reported in the same period one year ago.
  GAAP gross profit for the fiscal first quarter of 2009 was $84.5 million, compared to GAAP gross profit of $84.9 million in the same period one year ago. Non-GAAP gross profit for the fiscal first quarter of 2009 was $100.7 million, compared to non-GAAP gross profit of $102.4 million reported in the same period one year ago.
  GAAP R&D expense for the fiscal first quarter of 2009 was $43.6 million, compared with GAAP R&D expense of $44.7 million in the same period one year ago. Non-GAAP R&D expense for the fiscal first quarter of 2009 was $38.4 million, compared to non-GAAP R&D expense of $37.8 million in the same period one year ago.
  GAAP SG&A expense for the fiscal first quarter of 2009 was $33.0 million, compared to GAAP SG&A expense of $45.1 million in the same period one year ago. Non-GAAP SG&A expense for the fiscal first quarter of 2009 was $24.5 million, compared to non-GAAP SG&A expense of $25.1 million in the same period one year ago.

Select Fiscal First Quarter 2009 Highlights

  NEC Corporation selects IDT PCI Express switching products for use in its high-end, integrated-enterprise servers
  Fujitsu selects IDT application-optimized search accelerator for its next generation packet optical networking platform
  ZTE adopts IDT central packet switch (CPS) solution for its WCDMA Node-B/baseband card

Webcast and Conference Call Information

Investors can listen to a live or replay webcast of the Company’s quarterly financial conference call at http://www.IDT.com. The live webcast will begin at 1:30 p.m. Pacific time on July 29, 2008. The webcast replay will be available after 5:00 p.m. Pacific time on July 29, 2008.

Investors can also listen to the live call at 1:30 p.m. Pacific time on July 29, 2008 by calling (866) 269-9612 or (612) 332-0932. The conference call replay will be available after 5:00 p.m. Pacific time on July 29, 2008 through 11:59 p.m. Pacific time on August 12, 2008 at (800) 475-6701 or (320) 365-3844. The access code is 953722.

About IDT

With the goal of continuously improving the digital media experience, IDT integrates its fundamental semiconductor heritage with essential innovation, developing and delivering low-power, mixed signal solutions that solve customer problems. Headquartered in San Jose, Calif., IDT has design, manufacturing and sales facilities throughout the world. IDT stock is traded on the NASDAQ Global Select Stock Market® under the symbol "IDTI". Additional information about IDT is accessible at www.IDT.com.

Forward Looking Statements

Investors are cautioned that forward-looking statements in this release involve a number of risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include, but are not limited to, global business and economic conditions, fluctuations in product demand, manufacturing capacity and costs, inventory management, competition, pricing, patent and other intellectual property rights of third parties, timely development and supply of new products and manufacturing processes, dependence on one or more customers for a significant portion of sales, successful integration of acquired businesses and technology, availability of capital, cash flow and other risk factors detailed in the Company’s Securities and Exchange Commission filings. The Company urges investors to review in detail the risks and uncertainties in the Company’s Securities and Exchange Commission filings, including but not limited to the Annual Report on Form 10-K for the fiscal year ended March 30, 2008.

IDT and the IDT logo are trademarks of Integrated Device Technology, Inc. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.

INTEGRATED DEVICE TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(In thousands, except per share data)
	Three Months Ended
	June 29,	March 30,	July 1,
	2008	2008	2007

Revenues	$188,208	$177,096	$199,016
Cost of revenues	103,749	99,166	114,128
Gross profit	84,459	77,930	84,888
Operating expenses:
Research and development	43,619	38,408	44,699
Selling, general and administrative	32,965	34,051	45,114
Total operating expenses	76,584	72,459	89,813
Operating income (loss)	7,875	5,471	(4,925)
Interest expense	(18)	(13)	(41)
Interest income and other, net	1,465	3,075	5,852
Income before income taxes	9,322	8,533	886
Provision (benefit) for income taxes	168	(8,566)	1,982

Net income (loss)	$9,154	$17,099	$(1,096)

Net income (loss) per share:
Basic	$0.05	$0.10	$(0.01)
Diluted	$0.05	$0.10	$(0.01)
Weighted average shares:
Basic	171,080	178,132	193,254
Diluted	171,366	178,190	193,254

INTEGRATED DEVICE TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited)
(In thousands)
	Three Months Ended
	June 29,	March 30,	July 1,
	2008	2008	2007

GAAP Net Income (Loss)	$9,154	$17,099	$(1,096)
GAAP Diluted Income (Loss) Per Share	$0.05	$0.10	$(0.01)
Acquisition Related:
Amortization of acquisition related intangibles	20,860	24,485	31,075
Acquisition related costs (1)	(3)	244	1,108
Restructuring Related:
Severance and retention costs	834	522	(9)
Assembly transition costs (2)	-	-	275
Facility closure costs (3)	76	106	151
Other:
Acquisition related interest income (4)	-	(781)	-
Stock-based compensation expense	8,129	8,221	11,830
Tax effects of Non-GAAP adjustments (5)	124	(7,216)	801
Non-GAAP Net Income	$39,174	$42,680	$44,135
Non-GAAP Diluted Earnings Per Share	$0.23	$0.24	$0.22
Weighted average shares:
Basic	171,080	178,132	193,254
Diluted	171,366	178,190	197,898

GAAP gross profit	84,459	77,930	84,888
Acquisition Related:
Amortization of acquisition related intangibles	14,771	15,522	15,630
Acquisition related costs (1)	-	139	453
Restructuring Related:
Severance and retention costs	656	15	(9)
Assembly transition costs (2)	-	-	275
Facility closure costs (3)	25	64	92
Other:
Stock-based compensation expense	786	748	1,053
Non-GAAP gross profit	100,697	94,418	102,382

GAAP R&D Expenses:	43,619	38,408	44,699
Acquisition Related:
Amortization of acquisition related intangibles	(19)	(19)	(62)
Acquisition related costs (1)	2	(56)	(96)
Restructuring Related:
Severance and retention costs	(7)	(468)	-
Facility closure costs (3)	(37)	(28)	(41)
Other:
Stock-based compensation expense	(5,152)	(4,791)	(6,731)
Non-GAAP R&D Expenses	38,406	33,046	37,769

GAAP SG&A Expenses:	32,965	34,051	45,114
Acquisition Related:
Amortization of acquisition related intangibles	(6,070)	(8,944)	(15,383)
Acquisition related costs (1)	1	(50)	(559)
Restructuring Related:
Severance and retention costs	(171)	(38)	-
Facility closure costs (3)	(14)	(14)	(18)
Other:
Stock-based compensation expense	(2,191)	(2,682)	(4,046)
Non-GAAP SG&A Expenses	24,520	22,323	25,108

GAAP Interest income and other, net	1,447	3,062	5,811
Acquisition related interest income (4)	-	(781)	-
Non-GAAP Interest income and other, net	1,447	2,281	5,811

GAAP Provision (benefit) for Income Taxes	168	(8,566)	1,982
Tax effects of Non-GAAP adjustments (5)	(124)	7,216	(801)
Non-GAAP Provision (benefit) for Income Taxes	44	(1,350)	1,181

(1) Consists of costs incurred in connection with merger and acquisition-related activities, including legal and accounting fees. Also includes costs associated with our merger with ICS, such as additional depreciation resulting from purchase accounting and costs associated with the exit of previously leased facilities.

(2) Consists of the costs incurred as the Company transitioned its assembly operations in Malaysia to a third-party.

(3) Consists of ongoing costs associated with the exit of our leased facilities.

(4) Consists of interest income from the tax settlement with IRS related to ICS pre-acquisition tax returns.

(5) Consists of the tax effects of acquisition-related non-GAAP adjustments. Q4 2008 includes the impact of adjustments to our tax liabilities as result of extension of the pioneer tax status in Singapore.

INTEGRATED DEVICE TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 29,	March 30,
(In thousands)	2008	2008

ASSETS
Current assets:
Cash and cash equivalents	$139,398	$131,986
Short-term investments	127,826	107,205
Accounts receivable, net	82,743	81,675
Inventories	79,195	79,954
Deferred Taxes	4,853	4,853
Prepaid and other current assets	18,641	26,081
Total current assets	452,656	431,754

Property, plant and equipment, net	78,538	81,652
Goodwill	1,027,395	1,027,438
Acquisition-related intangibles	183,630	204,489
Other assets	34,402	36,504
TOTAL ASSETS	$1,776,621	$1,781,837

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$44,405	$48,352
Accrued compensation and related expenses	21,228	26,621
Deferred income on shipments to distributors	22,685	24,312
Income taxes payable	-	150
Other accrued liabilities	20,828	14,865
Total current liabilities	109,146	114,300

Deferred tax liabilities	7,873	7,678
Long term income taxes payable	20,674	20,673
Other long term obligations	18,573	18,364
Total liabilities	156,266	161,015

Stockholders' equity	1,620,355	1,620,822

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,776,621	$1,781,837

CONTACT:
IDT
Financial Contact:
Mike Knapp, 408-284-6515
Investor Relations
mike.knapp@idt.com
Press Contact:
Chad Taggard, 408-284-8200
Worldwide Marketing
chad.taggard@idt.com`